Exhibit 99.1

WMG ACQUISITION CORP. ANNOUNCES

LAUNCH OF SENIOR NOTES OFFERING AND

CASH TENDER OFFER AND CONSENT SOLICITATION

FOR CERTAIN SERIES OF DEBT SECURITIES

NEW YORK, NY, February 28, 2018 (MARKETWIRE via COMTEX) —

Warner Music Group Corp. (“Warner Music Group” or “WMG”) today announced that through its wholly owned subsidiary WMG Acquisition Corp. (the “Company”) it has commenced a private offering (the “Offering”) of senior notes (the “New Notes”).

The New Notes will be offered in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The New Notes will be offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S, each under the Securities Act.

The New Notes have not been registered under the Securities Act and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements.

Concurrent with the commencement of the Offering, the Company has announced that it has commenced a tender offer to purchase for cash any and all of its outstanding debt securities listed in the table below (the “Notes”). In conjunction with the tender offer, the Company is soliciting consents (“Consents”) to the adoption of certain proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions. Capitalized terms used herein and not defined herein have the meaning given to them in the Company’s Offer to Purchase and Consent Solicitation Statement dated as of February 28, 2018.

The Notes and material pricing terms for the tender offer are set forth in the table below.

CUSIP / ISIN Nos.	Outstanding Principal Amount	Issuer	Title of Security	Purchase Price (1)(2)	Consent Payment (1)(2)	Total Consideration (1)

92933B AH7 US92933BAH78	$634,863,000	WMG Acquisition Corp	6.750% Senior Notes due 2022 (the “6.750% Notes”)	$1,007.50	$30.00	$1,037.50
U97128 AD1 USU97128AD19

(1)	Per $1,000 principal amount of Notes and excluding Accrued Interest, which will be paid in addition to the Total Consideration or Purchase Price, as applicable, up to the applicable Payment Date (as defined below).
(2)	Included in Total Consideration.

The tender offer will expire at 12:00 a.m., New York City time, on March 27, 2018, unless extended (such time and date, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender (and not validly withdraw) their Notes and validly deliver (and not validly revoke) their corresponding Consents at or prior to 5:00 P.M., New York City time, on March 13, 2018, unless extended (such time and date, as the same may be extended, the “Consent Time”), to be eligible to receive the Total Consideration, which includes the Consent Payment, as set forth in the table above. Holders who tender their Notes after the Consent Time and prior to the Expiration Time will be eligible to receive the Purchase Price as set forth in the table above, but not the Consent Payment. Tendered Notes may be withdrawn and Consents may be revoked at or prior to the “Withdrawal Deadline”, which is the earlier of (a) the “Effective Time” (as defined below) and (b) the Expiration Time. The Company intends to execute a supplemental indenture with respect to the indenture governing the Notes promptly following the receipt of the Requisite Consents (as defined below). The time and date on which the supplemental indenture with respect to the indenture is executed is referred to as the “Effective Time” for the tender offer. The Effective Time with respect to the tender offer may occur prior to the Consent Time. A Holder cannot deliver a Consent without tendering its corresponding Notes or tender its Notes without delivering a corresponding Consent.

Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, payment for Notes accepted for purchase in the tender offer will be made (1) with respect to Notes validly tendered and not validly withdrawn at or prior to the Consent Time, promptly after acceptance of such Notes for purchase, which will occur promptly following the satisfaction or waiver of the conditions to the tender offer, including the receipt by the Company of net proceeds from the Offering and the incurrence of indebtedness under the Senior Term Loan Supplemental Commitments (as defined below) on terms and conditions satisfactory to the Company (the “Debt Financing Transactions”) and (2) with respect to Notes validly tendered after the Consent Time but at or before the Expiration Time, promptly after acceptance of such Notes for purchase, which will occur promptly following such Expiration Time. However, as the Company intends to accept Notes validly tendered and not validly withdrawn at or prior to the Consent Time promptly following the consummation of the Debt Financing Transactions, the Company will extend the Expiration Time and, consequently, the date or dates of acceptance for the Notes tendered and the corresponding date or dates of payment as necessary for this to occur. We currently expect the Initial Payment Date for the Notes to be March 14, 2018.

The tender offer and consent solicitation may be amended, modified or terminated by the Company in its sole discretion.

In addition to the Total Consideration or Purchase Price, as applicable, holders of Notes tendered and accepted for payment will receive accrued and unpaid interest on such Notes from the last interest payment date for the Notes up to, but not including, the applicable payment date (“Accrued Interest”).

The consummation of the tender offer is conditioned upon the timely receipt of Consents at or prior to the Consent Time from holders of at least a majority of the outstanding aggregate principal amount of the Notes (with respect to the indenture, the “Requisite Consents”). In addition, consummation of the tender offer is conditioned upon the consummation of the Debt Financing Transactions. The tender offer is also subject to the satisfaction or waiver of certain other conditions as set forth in the Offer to Purchase and Consent Solicitation Statement.

The Company intends to issue a conditional notice of redemption for all of the Notes that are not accepted for purchase in the tender offer and consent solicitation. The notice of redemption will be conditioned upon, among other things, the consummation of the Debt Financing Transactions. Upon the satisfaction of such conditions, any Notes that remain outstanding on the redemption date specified in the notice of redemption will be redeemed. We currently expect to redeem any Notes that are not accepted for purchase in the tender offer and consent solicitation on or about April 15, 2018 at the then-applicable redemption price of 103.375%. Notes acquired by the Company in the tender offer and consent solicitation will be canceled and holders of such Notes will not be entitled to any payment in connection with such redemption. In the event that the conditions specified in the notice of redemption are not satisfied, the redemption will not occur.

Concurrently with the commencement of the Offering and the tender offer and consent solicitation, the Company also launched a process by which it is seeking to amend its senior term loan facility to permit the incurrence of up to $320 million of additional term loans (the “Senior Term Loan Supplemental Commitments”) under such facility.

This announcement is not an offer to purchase, a solicitation of an offer to sell or purchase, or a solicitation of an offer to sell or purchase securities with respect to the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal and the Offering is being made only by the Offering Circular being sent to prospective investors.

The complete terms and conditions of the tender offer and consent solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related Consents, and if they decide to do so, the principal amount of the Notes to tender.

The Company has engaged Credit Suisse Securities (USA) LLC as Dealer Manager for the tender offer and as Solicitation Agent for the consent solicitation. Questions and requests for assistance regarding the tender offer and consent solicitation should be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 (collect) or (800) 820-1653 (toll free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement or other tender offer materials may be directed to D.F. King & Co., Inc., the Information Agent and Depositary, at (800) 347-4826 (toll free) or (212) 269-5550 (Banks and Brokers) or via wmg@dfking.com.

None of the Company, the Dealer Manager and Solicitation Agent, the Information Agent and Depositary or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related Consents, and no one has been authorized to make such a recommendation.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the tender offer. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. More information about Warner Music Group and other risks related to Warner Music Group are detailed in Warner Music Group’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Warner Music Group does not undertake an obligation to update forward-looking statements.

Warner Music Group maintains an Internet site at www.wmg.com. Warner Music Group uses its website as a channel of distribution of material Company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Warner Music Group’s website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in Warner Music Group’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Warner Music Group’s website at www.wmg.com.

SOURCE: WMG

Media Contact:

James Steven

Telephone Contact: (212) 275-2213

Email Contact: James.Steven@wmg.com

or

Investor Contact:

Lori Scherwin

Telephone Contact: (212) 275-4850

Email Contact: Investor.Relations@wmg.com

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